Pulse Biosciences Announces Preliminary Fourth Quarter and Full Year 2021 Financial and Operational Results

HAYWARD, Calif. [Business Wire] – January 11, 2022. Pulse Biosciences, Inc. (Nasdaq: PLSE), a novel bioelectric medicine company commercializing the CellFX® System powered by Nano-Pulse Stimulation™ (NPS™) technology, today announced preliminary unaudited fourth quarter 2021 financial and operational results.

Recent Highlights:

•	Preliminary unaudited full year 2021 revenue is expected to be in the range of $1.3 million to $1.4 million, including preliminary unaudited fourth quarter 2021 revenue of approximately $750 thousand
•	Completed the first two commercial sales of CellFX Systems in the fourth quarter of 2021
•

Transitioned 17 Controlled Launch Program participants to commercial use of their acquired CellFX System, bringing the total number of commercial conversions to 29 at the end of the fourth quarter of 2021

•	Completed onboarding CellFX Controlled Launch Program participants, increasing the total number of program participants to 70. Six clinics have opted out of the program to date.

“We are proud of our accomplishments in 2021,” said Darrin Uecker, President and CEO of Pulse Biosciences. “We achieved regulatory approval for the CellFX System in the U.S., Europe and Canada, onboarded Controlled Launch Program participants, expanded commercialization across each geography and continued to advance our clinical and regulatory initiatives. These achievements position Pulse Biosciences to drive meaningful growth in 2022 and beyond as we leverage the full potential of NPS technology in dermatology and other medical specialties.”

The Company’s fourth quarter 2021 financial results are preliminary and are subject to the completion of the Company’s 2021 audit. Complete fourth quarter and full year 2021 financial results will be announced in March.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding the commercialization of the CellFX System to drive Company growth, such as statements relating to the effectiveness of the Company’s NPS technology and the CellFX System to improve patient outcomes, statements concerning the value of the Company’s utilization-based revenue model, statements relating to the Company’s pipeline of product candidates, market opportunities and commercial launch plans, including statements about the Company’s ability to pursue applications for NPS technology outside of dermatology, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or
press@pulsebiosciences.com